Exhibit 99.1

                                          Unocal
                                          2141 Rosecrans Avenue, Suite 4000
                                          El Segundo, California 90245

                                   [UNOCAL 76 LOGO]

                                          NEWS RELEASE

                                          Contact:     Barry Lane (Media)
                                                       310-726-7731
                                                       Robert Wright (Investors)
                                                       310-726-7665

                   Unocal reports 4Q 2004 net earnings up 49%
                   ------------------------------------------

       El Segundo, Calif., Feb. 1, 2005 - Unocal Corporation (NYSE: UCL) today reported preliminary net earnings for the fourth quarter 2004 of $268 million, or $1.00 per share (diluted), 49 percent above the $180 million, or 68 cents per share (diluted), reported in the same period a year ago. The earnings included a number of special items discussed below in connection with Unocal's adjusted after-tax earnings.

       Unocal's preliminary adjusted after-tax earnings for the fourth quarter 2004 were $313 million, or $1.17 per share (diluted). This compares with the Thomson/First Call mean of analyst estimates (published Jan. 31, 2005) of $1.17 per share. Unocal's adjusted after-tax earnings were $167 million, or 63 cents per share (diluted), in the fourth quarter 2003, and $294 million, or $1.09 per share (diluted), in the third quarter 2004. Adjusted after-tax earnings are net earnings excluding special items (discussed below) and the cumulative effect of accounting changes.

CONSOLIDATED RESULTS (UNAUDITED)                   4th Q       3rd Q       4th Q
                                            ------------------------------------
Millions of dollars except per share amounts        2004        2004        2003
--------------------------------------------------------------------------------
Earnings from continuing operations                $ 268       $ 329       $ 169
Earnings from discontinued operations                  -           1          11
--------------------------------------------------------------------------------
Net earnings                                         268         330         180
--------------------------------------------------------------------------------
   Less:  Special items in continuing operations     (45)         35           5
   Less:  Special items in discontinued operations     -           1           8
--------------------------------------------------------------------------------
Adjusted after-tax earnings                        $ 313       $ 294       $ 167
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                          $ 1.00      $ 1.22      $ 0.64
   Discontinued operations                             -        0.01        0.04
--------------------------------------------------------------------------------
Total net earnings per share                      $ 1.00      $ 1.23      $ 0.68
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share             $ 1.17      $ 1.09      $ 0.63
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)  $ 2,346     $ 1,993     $ 1,582
================================================================================

       "Our earnings continue to be driven by strong crude oil and natural gas prices," said Charles R. Williamson, Unocal chairman and chief executive officer. "On top of that factor, we also saw an upturn in our international liquids and natural gas production that more than offset our North America declines on an oil-equivalent basis."

Recent operational and financial highlights
-------------------------------------------
       Some of Unocal's operational highlights and other developments during the fourth quarter include:

- Signed a natural gas sales and purchase agreement to develop and produce gas from the Bibiyana field in Bangladesh

- Ramped-up gross production at the deepwater West Seno project in Indonesia to 40,000 barrel-of-oil equivalent (BOE) per day at the end of the quarter; Unocal is operator of the production-sharing contract (PSC) with a 90% working interest

- Progressed with construction on the Phase 1 and 2 developments of the Azerbaijan International Operating Company (AIOC) project in the Caspian Sea (Unocal, 10.28% working interest); first oil at the wellhead expected in early 2005 for Phase 1

- More than 93 percent of construction completed on the Baku-Tbilisi-Ceyhan export pipeline from the Caspian Sea (Unocal, 8.9% equity interest)

- Geared up for first production from the deepwater Mad Dog project in the Gulf of Mexico; production started Jan. 13, 2005

- Non-cash dry hole and impairment expenses were significantly higher than in each of the first three quarters of 2004

- Year-end long-term debt was reduced to $3.06 billion, down from $3.42 billion at the beginning of 2004 (which included $538 million in convertible junior subordinated debentures of Unocal payable to Unocal Capital Trust)

- Announced a $465 million cash expenditure program to redeem the remaining outstanding convertible preferred securities and repurchase Unocal common stock

4Q 2004 financial and operating details
---------------------------------------
       In the fourth quarter 2004, after-tax special items included charges of $43 million in environmental and litigation provisions, a $21 million Oil Insurance Limited retrospective liability increase, and a $14 million charge related to a contract settlement with Agrium Inc. These negative factors were offset partially by a $17 million gain from asset sales and a positive $15 million tax adjustment. All of the special items are detailed in the Adjusted After-tax Earnings Reconciliation table included at the end of this news release.

       Unocal's fourth quarter 2004 adjusted after-tax earnings (compared with 4Q 2003) reflected higher worldwide crude oil and natural gas prices and higher international production. These positive factors were offset partially by lower North America natural gas and liquids production and higher dry hole costs.

       Worldwide hydrocarbon liquids and natural gas production for the fourth quarter 2004 averaged 428,000 BOE per day, up from 420,000 BOE per day in the same period a year ago.

The production increase was due primarily to higher liquids and natural gas production in Asia.

       Fourth-quarter 2004 worldwide price realizations (including hedging activities) for natural gas averaged $4.15 per thousand cubic feet (mcf), up from $3.65 during the prior year's fourth quarter. The company's fourth quarter 2004 worldwide liquids price realizations (including hedging activities) were $41.27 per barrel, up from $28.33 in the fourth quarter 2003. Hedging activities in the 2004 fourth quarter decreased worldwide liquids realizations by $1.56 per barrel and decreased worldwide natural gas realizations by 20 cents per mcf.

       Unocal's preliminary EBITDAX for the fourth quarter 2004 was $1.02 billion, or $3.74 per share (diluted). This compares with $660 million, or $2.41 per share (diluted), for the same period in 2003. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, impairments, exploration expenses, dry hole costs, special items, and the cumulative effect of accounting changes.

Full-year 2004 results
----------------------
       Preliminary net earnings for the full-year 2004 were a record $1.21 billion, or $4.48 per share (diluted), compared with $643 million, or $2.46 per share (diluted), reported for the same period a year ago.

                                                         For the Year Ended
CONSOLIDATED RESULTS (UNAUDITED)                            December 31,
                                                     ---------------------------
Millions of dollars except per share amounts                  2004         2003
--------------------------------------------------------------------------------
Earnings from continuing operations                        $ 1,145        $ 698
Earnings from discontinued operations                           63           28
Cumulative effect of accounting changes                          -          (83)
--------------------------------------------------------------------------------
Net earnings                                                 1,208          643
--------------------------------------------------------------------------------
   Less:  Special items in continuing operations                74          (67)
   Less:  Special items in discontinued operations              57           16
   Less:  Cumulative effect of accounting changes                -          (83)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                                $ 1,077        $ 777
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                                    $ 4.25       $ 2.66
   Discontinued operations                                    0.23         0.10
   Cumulative effect of accounting changes                       -        (0.30)
--------------------------------------------------------------------------------
Total net earnings per share                                $ 4.48       $ 2.46
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share                       $ 4.00       $ 2.95
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)            $ 8,204      $ 6,512
================================================================================

       Unocal's preliminary adjusted after-tax earnings for the full-year 2004 were $1.08 billion, or $4.00 per share (diluted). Unocal's adjusted after-tax earnings were $777 million, or $2.95 per share (diluted), for the full-year 2003. The company's full-year 2004 adjusted after-tax earnings (compared with the full-year 2003) benefited from higher worldwide crude oil and natural gas prices, lower exploration expense and lower interest expense. These positive factors were partially offset by lower North America natural gas and liquids production and higher dry hole costs.

       Net cash provided from operating activities increased to $2.56 billion in 2004, from $1.95 billion in 2003. Unocal's EBITDAX for the full-year 2004 was $3.42 billion, or $12.42 per share (diluted), compared with $2.92 billion, or $10.70 per share (diluted), for 2003.

       Cash and cash equivalents were $1.16 billion at Dec. 31, 2004, up from $404 million at Dec. 31, 2003. The increase was achieved despite paying down debt by $384 million and contributing $100 million to the company's U.S. qualified pension plan during 2004.

1Q 2005 earnings outlook
------------------------
       For the first quarter 2005, Unocal is forecasting adjusted after-tax earnings of $1.20 to $1.35 per share (diluted). This forecast compares with the Thomson/First Call mean of analyst estimates (published Jan. 31, 2005) of $1.09 per share for the first quarter 2005. Unocal's first quarter forecast assumes average NYMEX benchmark prices of $46.70 per barrel of crude oil and $6.25 per million British thermal units (mmBtu) for North America natural gas for the period.

       Unocal's first quarter 2005 adjusted after-tax earnings are expected to change $9 million for every $1 change in its average worldwide realized price for crude oil and $2 million for every 10-cent change in its average realized North America natural gas price, excluding the effect of hedging activities.

       The forecast also assumes pretax dry hole costs in the first quarter of $30 to $40 million.

       The first-quarter adjusted after-tax earnings forecast excludes special items and accounting changes. Because of the inherent uncertainty related to determining whether or when these items will occur and quantifying their dollar impact, Unocal does not believe it is able to provide a meaningful forecast of first-quarter net earnings.

2005 production outlook
-----------------------
       Unocal currently expects worldwide production for the full-year 2005 to exceed 425,000 BOE per day.

       The company's updated 2005 net production outlook can be found in the Data Warehouse section of Unocal's Investor Relations web site, www.unocal.com. This document provides additional detailed ranges of the numerous areas of production, which describe the company's lowest and highest production estimates in those areas. In locations where Unocal is limited by market demand or pipeline capacity, the range is between the contract minimum and the highest past production or the estimated capacity limits of the producing assets. A sensitivity factor is provided to adjust future production for the impacts of PSC adjustments due to changes in oil prices.

About Unocal Corporation
------------------------
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in Asia and North America.

Conference call/financial database
----------------------------------
       Unocal will webcast its quarterly earnings conference call today at 1 p.m. PST (4 p.m. EST) over the Internet. To listen to the live webcast, go to the Investor Relations section of the Unocal web site, www.unocal.com. Replays of the conference call, including questions and answers, will be available.

       Additional financial tables for the fourth quarter 2004 and the comparable prior periods are available in the company's "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Relations section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.
                                    * * * * *
Forward-Looking Statements;Preliminary 2004 Fourth Quarter and Full Year Results
--------------------------------------------------------------------------------
This news release contains forward-looking statements about matters such as adjusted after-tax earnings, dry hole costs, and production rates and timing. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including volatility in commodity prices; Unocal's ability to find or acquire commercially productive reservoirs and to develop and produce deepwater and other projects in a timely and cost-effective manner; the accuracy of Unocal's estimates and judgments regarding hydrocarbon resources and formations and reservoir performance; operational risks inherent in the exploration, development and production of oil and gas; the impact of environmental laws, permitting and licensing requirements and other regulations; international and domestic political and economic factors; and other factors discussed in Unocal's 2003 Annual Report on Form 10-K, as amended, and subsequent reports filed by Unocal with the U.S. Securities and Exchange Commission (SEC).

Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

In addition, disclosures in this news release, including in the attached tables, regarding Unocal's fourth quarter and full year 2004 financial results are preliminary and are subject to change in connection with Unocal's preparation and filing of its Form 10-K for the year ended December 31, 2004.

Supplemental Non-GAAP Financial Measures
----------------------------------------
The news release includes certain "non-GAAP financial measures" as defined under SEC regulations: (1) adjusted after-tax earnings (net earnings excluding special items and cumulative effects of accounting changes) and (2) EBITDAX (net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items and cumulative effects of accounting changes).

Special items represent certain significant matters which positively or negatively impact net earnings and that management determines to be not representative of the company's ongoing operations. Examples include: gain/loss from major asset sales; environmental remediation costs related primarily to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other "acts of god" not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; and insurance recoveries associated with former company operations or for costs incurred in prior years.

Unocal's management believes that adjusted after-tax earnings is a useful supplemental financial measure to investors and analysts because it facilitates a focus on the company's ongoing operations and allows for convenient comparisons to the company's prior reporting periods. Adjusted after-tax earnings is also used as a factor in calculating various performance measures in connection with payments under the company's annual bonus plan, and it is used by management as a factor in reviewing business unit performance. Unocal's management believes that EBITDAX is helpful to investors and analysts because it facilitates a comparison of companies like Unocal that use the "successful efforts" accounting method with other companies in the exploration and production industry that utilize the "full-cost" method of accounting.

Adjusted after-tax earnings and EBITDAX are not substitutes for net earnings determined in accordance with GAAP as a measure of profitability or other GAAP financial measures. Special items excluded from these non-GAAP measures do in fact positively or negatively impact net earnings. Other companies may define special items differently, and the Thomson/First Call mean of analyst estimates may not use a similar definition. Hence, these measures may not be comparable with similarly titled amounts reported by other companies or analyst estimates reported by Thomson/First Call.

A quantitative historical reconciliation of adjusted after-tax earnings and EBITDAX to GAAP net earnings is found in this news release, including certain of the tables accompanying the text.

                                    * * * * *

CONSOLIDATED EARNINGS (UNAUDITED)   For the Three Months        For the Year
                                     Ended December 31,       Ended December 31,
                                   ---------------------------------------------
Millions of dollars except
 per share amounts                    2004         2003         2004        2003
--------------------------------------------------------------------------------
Revenues
Sales and operating revenues      $ 2,291      $ 1,571      $ 8,003     $ 6,368
Interest, dividends
  and miscellaneous income             11            7           47          25
Gain on sales of assets                44            4          154         119
--------------------------------------------------------------------------------
      Total revenues                2,346        1,582        8,204       6,512
Costs and other deductions
Crude oil, natural gas
  and product purchases               914          497        3,202       2,126
Operating expense                     457          374        1,435       1,336
Administrative and general expense     58           61          202         260
Depreciation, depletion
  and amortization                    277          241          997         985
Impairments                            32            7           74          93
Dry hole costs                         83           33          160         128
Exploration expense                    52           69          201         251
Interest expense                       33           71          160         190
Property and other operating taxes     23           20           84          81
Distributions on convertible
  preferred securities of
  subsidiary trust                      -            9            -          33
--------------------------------------------------------------------------------
  Total costs and other deductions  1,929        1,382        6,515       5,483
Earnings from equity investments       34           42          140         192
--------------------------------------------------------------------------------
Earnings from continuing operations
  before income taxes and
   minority interests                 451          242        1,829       1,221
--------------------------------------------------------------------------------
Income taxes                          178           72          673         514
Minority interests                      5            1           11           9
--------------------------------------------------------------------------------
Earnings from continuing operations   268          169        1,145         698
Earnings from discontinued
  operations (a)                        -           11           63          28
Cumulative effect of
 accounting changes (b)                 -            -            -         (83)
--------------------------------------------------------------------------------
      Net earnings                  $ 268        $ 180      $ 1,208       $ 643
================================================================================
Basic earnings per share of common stock (c)
  Continuing operations            $ 1.02       $ 0.65       $ 4.35      $ 2.70
  Discontinued operations               -         0.04         0.24        0.11
  Cumulative effect of
    accounting changes                  -            -            -       (0.32)
--------------------------------------------------------------------------------
      Net earnings                 $ 1.02       $ 0.69       $ 4.59      $ 2.49
================================================================================
Diluted earnings per share of common stock (d)
  Continuing operations            $ 1.00       $ 0.64       $ 4.25      $ 2.66
  Discontinued operations               -         0.04         0.23        0.10
  Cumulative effect of
    accounting changes                  -            -            -       (0.30)
--------------------------------------------------------------------------------
      Net earnings                 $ 1.00       $ 0.68       $ 4.48      $ 2.46
================================================================================
Cash dividends declared per
  share of common stock            $ 0.20       $ 0.20       $ 0.80      $ 0.80
--------------------------------------------------------------------------------

(a) Net of tax (benefit)              $ -          $ 2         $ 33        $ 13
(b) Net of tax (benefit)              $ -          $ -          $ -       $ (48)
(c) Basic weighted average shares
    outstanding  (in thousands)   263,374      259,521      262,973     258,563
(d) Diluted weighted average shares
    outstanding (in thousands)    271,280      274,025      275,115     272,722

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)            At December 31,
Millions of dollars                                    2004                2003
--------------------------------------------------------------------------------
Assets
Cash and cash equivalents                          $  1,160             $   404
Other current assets - net                            1,770               1,587
Investments and long-term receivables - net             777                 892
Properties - net                                      8,819               8,324
Goodwill                                                136                 131
Other assets                                            439                 460
--------------------------------------------------------------------------------
   Total assets                                    $ 13,101             $11,798
================================================================================

Liabilities and Stockholders' Equity
Current liabilities (a)                            $  2,581             $ 2,085
Long-term debt and capital leases                     2,571               2,635
Deferred income taxes                                   839                 704
Accrued abandonment, restoration
  and environmental liabilities                         917                 844
Other deferred credits and liabilities                  949                 960
Minority interests                                       27                  39

Convertible preferred securities of
  a subsidiary trust                                      -                 522

Stockholders' equity                                  5,217               4,009
--------------------------------------------------------------------------------
   Total liabilities and stockholders' equity      $ 13,101             $11,798
================================================================================

(a) Includes current portion of Long-term
      debt and capital leases of:                       491                 248

                                       9

CONSOLIDATED CASH FLOWS (UNAUDITED)                       For the Year Ended
                                                             December 31,
                                                   -----------------------------
Millions of dollars                                     2004               2003
--------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net earnings                                         $ 1,208              $ 643
Adjustments to reconcile net earnings to
    net cash provided by operating activities
      Depreciation, depletion and amortization           997                988
      Impairments                                         74                 93
      Dry hole costs                                     160                128
      Amortization of exploratory leasehold costs         61                108
      Deferred income taxes                              134                 56
      Gain on sales of assets                           (154)              (119)
      Gain on disposal of discontinued operations        (86)               (25)
      Pension expense net of contributions               (14)                58
      Restructuring provisions net of payments           (24)                27
      Cumulative effect of accounting changes              -                 83
      Other                                              107                 (3)
Working capital and other
  changes related to operations                           93                (88)
--------------------------------------------------------------------------------
  Net cash provided by operating activities            2,556              1,949
--------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs)     (1,744)            (1,718)
   Proceeds from sales of assets                         377                642
   Proceeds from sales of discontinued operations        123                 11
   Return of capital from affiliate company               48                  -
--------------------------------------------------------------------------------
  Net cash used in investing activities               (1,196)            (1,065)
--------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Long-term borrowings                                  138                205
   Reduction of long-term debt
     and capital lease obligations                      (522)              (452)
   Minority interests                                     (3)              (257)
   Repurchases of common stock                          (223)                 -
   Proceeds from issuance of common stock                195                 58
   Dividends paid on common stock                       (210)              (207)
   Loans to key employees                                 25                 11
   Other                                                  (4)                (6)
--------------------------------------------------------------------------------
  Net cash used in financing activities                 (604)              (648)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                756                236
--------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year           404                168
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period           $ 1,160              $ 404
================================================================================

                                       10

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)          4th Q 2004             3rd Q 2004
                                   ---------------------------------------------
                                             Adjusted               Adjusted
                                     Net     After-Tax      Net     After-Tax
Millions of dollars                Earnings  Earnings (a) Earnings  Earnings (a)
--------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                         $ 77         $ 77      $ 97         $ 99
          Canada                         14           14        15           15
                                   ---------------------------------------------
               Total North America       91           91       112          114
   International
          Asia                          187          187       189          189
          Other                          31           31        31           31
                                   ---------------------------------------------
               Total International      218          218       220          220
                                   ---------------------------------------------
Total Exploration and Production        309          309       332          334
                                   ---------------------------------------------
Midstream and Marketing                  26           26        12           12
Geothermal                               22           22         3            3
Corporate and Other
  Administrative and General            (28)         (28)      (19)         (19)
  Interest Expense - Net                (20)         (20)      (26)         (26)
  Environmental and Litigation          (47)          (5)      (20)          (3)
  Other                                   6            9        47           (7)
--------------------------------------------------------------------------------
After-tax earnings from
  continuing operations                 268          313       329          294
After-tax earnings from
  discontinued operations                 -            -         1            -
--------------------------------------------------------------------------------
After-tax earnings                    $ 268        $ 313     $ 330        $ 294
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)          4th Q 2004             4th Q 2003
                                   ---------------------------------------------
                                             Adjusted               Adjusted
                                     Net     After-Tax      Net     After-Tax
Millions of dollars                Earnings  Earnings (a) Earnings  Earnings (a)
--------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                         $ 77         $ 77      $ 74         $ 71
          Canada                         14           14        32            7
                                   ---------------------------------------------
               Total North America       91           91       106           78
   International
          Asia                          187          187       126          126
          Other                          31           31        12           12
                                   ---------------------------------------------
               Total International      218          218       138          138
                                   ---------------------------------------------
Total Exploration and Production        309          309       244          216
                                   ---------------------------------------------
Midstream and Marketing                  26           26        21           17
Geothermal                               22           22        12           12
Corporate and Other
  Administrative and General            (28)         (28)      (26)         (26)
  Interest Expense - Net                (20)         (20)      (54)         (26)
  Environmental and Litigation          (47)          (5)      (24)          (8)
  Other                                   6            9        (4)         (21)
--------------------------------------------------------------------------------
After-tax earnings from
  continuing operations                 268          313       169          164
After-tax earnings from
  discontinued operations                 -            -        11            3
--------------------------------------------------------------------------------
After-tax earnings                    $ 268        $ 313     $ 180        $ 167
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

                                       11

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)           For the Year Ended December 31,
                                   ---------------------------------------------
                                       2004       2004       2003       2003
                                   ---------------------------------------------
                                             Adjusted               Adjusted
                                     Net     After-Tax      Net     After-Tax
Millions of dollars                Earnings  Earnings (a) Earnings  Earnings (a)
--------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                        $ 395      $ 354      $ 384      $ 370
          Canada                         57         57         79         50
                                   ---------------------------------------------
               Total North America      452        411        463        420
   International
          Asia                          671        671        497        497
          Other                         108        108         64         64
                                   ---------------------------------------------
               Total International      779        779        561        561
                                   ---------------------------------------------
Total Exploration and Production      1,231      1,190      1,024        981
                                   ---------------------------------------------
Midstream and Marketing                  79         79         70         67
Geothermal                              119         52         50         50
Corporate and Other
  Administrative and General            (95)       (95)       (92)       (92)
  Interest Expense - Net               (111)      (111)      (145)      (117)
  Environmental and Litigation          (94)       (16)      (102)       (28)
  Other                                  16        (28)      (107)       (96)
--------------------------------------------------------------------------------
After-tax earnings from
  continuing operations               1,145      1,071        698        765
After-tax earnings from
  discontinued operations                63          6         28         12
Cumulative effect of
  accounting changes                      -          -        (83)         -
--------------------------------------------------------------------------------

After-tax earnings                  $ 1,208    $ 1,077      $ 643      $ 777
================================================================================

(a) For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

                                       12

OPERATING HIGHLIGHTS                      For the Three Months    For the Year
                                          Ended December 31,  Ended December 31,
                                          --------------------------------------
                                              2004      2003     2004      2003
--------------------------------------------------------------------------------
North America Net Daily Production
  Liquids (thousand barrels)
     U.S. (a)                                   53        58       54        64
     Canada                                     16        17       16        17
--------------------------------------------------------------------------------
          Total liquids                         69        75       70        81
  Natural gas - dry basis (million cubic feet)
     U.S. (a)                                  470       566      495       673
     Canada                                     81        89       83        90
--------------------------------------------------------------------------------
          Total natural gas                    551       655      578       763
North America Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)
     U. S.                                 $ 44.53   $ 28.81  $ 37.82   $ 28.67
     Canada                                $ 35.60   $ 22.94  $ 32.31   $ 24.76
          Average                          $ 42.47   $ 27.52  $ 36.57   $ 27.84
  Natural gas (per mcf)
     U. S.                                 $  6.03   $  4.25  $  5.33   $  4.85
     Canada                                $  5.95   $  4.56  $  5.48   $  5.07
          Average                          $  6.02   $  4.30  $  5.35   $  4.88
--------------------------------------------------------------------------------
North America Average Prices (including hedging activities) (b)
  Liquids (per barrel)
     U. S.                                 $ 39.46   $ 29.30  $ 33.45   $ 28.43
     Canada                                $ 35.60   $ 22.94  $ 32.31   $ 24.76
          Average                          $ 38.57   $ 27.90  $ 33.19   $ 27.66
  Natural gas (per mcf)
     U. S.                                 $  5.39   $  4.66  $  5.23   $  4.75
     Canada                                $  5.85   $  4.34  $  5.24   $  4.78
          Average                          $  5.45   $  4.61  $  5.23   $  4.76
--------------------------------------------------------------------------------

(a) Includes proportional interests in production of equity investees
(b) Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges

                                       13

OPERATING HIGHLIGHTS(CONTINUED)           For the Three Months    For the Year
                                          Ended December 31,  Ended December 31,
                                          --------------------------------------
                                              2004      2003     2004      2003
--------------------------------------------------------------------------------
International Net Daily Production (c)
  Liquids  (thousand barrels)
     Asia                                       83        63       70        59
     Other (a)                                  19        19       19        20
--------------------------------------------------------------------------------
          Total liquids                        102        82       89        79
  Natural gas - dry basis (million cubic feet)
     Asia                                      982       896      912       941
     Other (a)                                  11        26       20        24
--------------------------------------------------------------------------------
          Total natural gas                    993       922      932       965
International Average Prices (d)
  Liquids (per barrel)
     Asia                                  $ 42.87   $ 28.40  $ 37.76   $ 27.30
     Other                                 $ 43.89   $ 29.70  $ 38.64   $ 28.31
          Average                          $ 43.06   $ 28.73  $ 37.94   $ 27.54
  Natural gas (per mcf)
     Asia                                  $  3.41   $  2.95  $  3.17   $  2.82
     Other                                 $  4.71   $  4.26  $  4.32   $  4.38
          Average                          $  3.43   $  2.96  $  3.19   $  2.84
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Worldwide Net Daily Production (a) (c)
  Liquids  (thousand barrels)                  171       157      159       160
  Natural gas - dry basis
               (million cubic feet)          1,544     1,577    1,510     1,728
  Barrels oil equivalent (thousands)           428       420      411       448

Worldwide Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)                     $ 42.83   $ 28.14  $ 37.33   $ 27.70
  Natural gas (per mcf)                    $  4.35   $  3.51  $  4.02   $  3.73

Worldwide Average Prices (including hedging activities) (b)
  Liquids (per barrel)                     $ 41.27   $ 28.33  $ 35.84   $ 27.60
  Natural gas (per mcf)                    $  4.15   $  3.65  $  3.98   $  3.66
--------------------------------------------------------------------------------
(a) Includes proportional interests in production of equity investees
(b) Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges
(c) International production is presented utilizing the economic interest method
(d) International did not have any hedging activities

                                       14

ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)
                                                   4th Q      3rd Q     4th Q
                                                 -------------------------------
Millions of dollars except per share amounts        2004       2004      2003
--------------------------------------------------------------------------------
Net earnings                                      $ 268      $ 330     $ 180
--------------------------------------------------------------------------------
Less: Special items from continuing operations
   E&P - North America - U.S.
        Asset sales                                   -         (2)        3
   E&P - North America - Canada
        Statutory tax rate change                     -          -        25
   Midstream & Marketing
        Canadian statutory tax rate change            -          -         4
   Corporate and Other
        Asset sales                                  17         16         -
        Environmental and litigation provisions     (43)       (17)      (15)
        Net tax adjustments
          for settlements / assessments              15         38         -
        Debt repurchase premium                       -          -       (28)
        Insurance settlements                         -          -        17
        Restructuring provisions                      1          -        (1)
        Oil Insurance Limited retrospective
          liability increase                        (21)         -         -
        Agrium settlement                           (14)         -         -
Less: Special items from discontinued operations
        Gain on asset disposals                       -          1         8
--------------------------------------------------------------------------------
Adjusted after-tax earnings                       $ 313      $ 294     $ 167
================================================================================
Adjusted after-tax earnings per share (diluted)   $1.17      $1.09     $0.63
================================================================================

                                       15

ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)
                                                           For the Year Ended
                                                              December 31,
                                                      --------------------------
Millions of dollars except per share amounts                  2004         2003
--------------------------------------------------------------------------------
Net earnings                                               $ 1,208        $ 643
--------------------------------------------------------------------------------
Less: Special items from continuing operations
   E&P - North America - U.S.
        Asset sales                                             26           46
        Impairment                                               -          (31)
        Litigation provisions / settlements                     15           (1)
   E&P - North America - Canada
        Statutory tax rate change                                -           25
        Derivatives -- non-hedging                               -            4
   Midstream & Marketing
        Canadian statutory tax rate change                       -            4
        Impairment                                               -           (1)
   Geothermal
        Asset sales                                             21            -
        UPI settlement                                          46            -
   Corporate and Other
        Asset sales                                             33            -
        Environmental and litigation provisions                (85)         (78)
        Net tax adjustments for settlements / assessments       80            -
        Debt repurchase premium                                  -          (28)
        Insurance settlements                                    -           17
        Restructuring provisions                                 2          (24)
        Oil Insurance Limited retrospective liability increase (21)           -
        Agrium settlements                                     (43)           -
Less: Special items from discontinued operations
        Gain on asset disposals                                 57           16
Less: Cumulative effect of accounting changes                    -          (83)
--------------------------------------------------------------------------------
     Adjusted after-tax earnings                           $ 1,077        $ 777
================================================================================
     Adjusted after-tax earnings per share (diluted)       $  4.00        $2.95
================================================================================

EBITDAX RECONCILIATION (UNAUDITED)

                                          For the Three Months   For the Year
                                          Ended December 31,  Ended December 31,
                                          --------------------------------------
Millions of dollars except per share amounts  2004      2003     2004      2003
--------------------------------------------------------------------------------
Net Earnings                               $   268    $  180   $ 1,208  $   643
Less:
 Special items from continuing operations      (45)        5        74      (67)
 Special items from discontinued operations      -         8        57       16
 Cumulative effect of accounting changes         -         -         -      (83)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                    313       167     1,077      777
Add-backs to adjusted after-tax earnings:
 Depreciation, depletion
   and amortization (a)                        277       242       997      988
 Impairments                                    32         7        74       41
 Dry hole costs                                 83        33       160      128
 Exploration expenses (including
   amortization of undeveloped
   leasehold costs)                             52        69       201      251
 Current income taxes                          153       112       565      412
 Deferred income taxes                          72        (8)      183      163
 Interest expense (b)                           33        38       160      157
--------------------------------------------------------------------------------
         EBITDAX                           $ 1,015    $  660   $ 3,417  $ 2,917
================================================================================
EBITDAX per share (diluted)                 $ 3.74    $ 2.41   $ 12.42  $ 10.70

(a) Includes DD&A from discontinued
    operations of:                               -         1         -       3
(b) Net of capitalized interest of:             21        14        65      60